                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               800-JR CIGAR, INC.

                                       AT
                              $13.00 NET PER SHARE

                                       BY

                             JRC ACQUISITION CORP.
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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, SEPTEMBER 26, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 August 29, 2000

To Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

    We have been appointed by JRC Acquisition Corp. (the "Purchaser"), a Delaware corporation, to act as Dealer Manager in connection with the Purchaser's offer to purchase for cash all of the outstanding shares of common stock (the "Shares"), par value $0.01 per share, of 800-JR CIGAR, Inc., a Delaware corporation (the "Company"), not already owned by Lewis I. Rothman, LaVonda M. Rothman and the Lewis Irving Rothman 1998 Trust #1 u/a/d
November 10, 1998 (collectively, the "Parent Stockholders"), at a price of $13.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 29, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), copies of which are enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 28, 2000 (the "Merger Agreement"), among the Purchaser, the Parent, the Parent Stockholders (for purposes of Section 6.10 thereof only) and the Company. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to American Stock Transfer & Trust Company, as depositary (the "Depositary"), or complete the procedures for book-entry transfer, prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in "THE OFFER, Section 3--Procedure for Tendering Shares" of the Offer to Purchase.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.  The Offer to Purchase.

        2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

        3. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tending Shares set forth in "THE OFFER, Section 3--Procedure for Tendering Shares" of the Offer to Purchase can be contemplated on a timely basis.

        4. Letter to stockholders of the Company from Michael E. Colleton, Chief Financial Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.
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        5.  A printed form of the letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

        7. A return envelope addressed to American Stock Transfer & Trust Company (the "Depositary").

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 26, 2000, UNLESS THE OFFER IS EXTENDED.

    Please note the following:

        1. The tender price is $13.00 per Share, net to the seller in cash, without interest thereon.

        2. The Offer is being made for all of the Shares, not already owned by the Parent Stockholders.

        3. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, United States federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

        4. The Board of Directors of the Company, based upon among other factors, the unanimous recommendation of a special committee of independent directors of the Company, has unanimously approved the Merger Agreement and the Offer and has determined that the terms of the Offer are fair to, and in the best interests of, the Company's stockholders (other than the Parent, the Purchaser, the Parent Stockholders and certain other trusts of which Lewis I. Rothman and LaVonda M. Rothman are trustees) and has unanimously recommended that such stockholders accept the Offer and tender their Shares pursuant to the Offer.

        5. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (the "Share Certificates") pursuant to the procedures set forth in "THE OFFER, Section 3--Procedure for Tendering Shares" of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and
    (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Holders at the same time depending upon when Share Certificates are actually received by the Depositary.

    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantee or other required documents should be sent to the Depositary and (ii) Share Certificates representing the tendered Shares or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If Holders wish to tender, but if it is impracticable for them to forward their Share Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase), a tender may be effected by following the guaranteed delivery

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procedures specified in "THE OFFER, Section 3--Procedure for Tendering Shares"
of the Offer to Purchase.

    None of the Rothmans, the Parent or the Purchaser will pay any fees or commission to an broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent, as described in the Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to First Union Securities, Inc., the Dealer Manager, or D.F. King & Co., Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

    Additional copies of the enclosed materials may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          FIRST UNION SECURITIES, INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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